CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 32 to Registration
Statement No. 33-16494 on Form N-1A of our report dated November 18, 2005, relating to the financial statements of Oppenheimer Champion Income Fund appearing in the Statement of Additional Information, which is part of such
Registration Statement, and to the references to us under the headings
"Financial Highlights" in the Prospectus and "Independent Registered Public
Accounting Firm" and "Financial Statements" in the Statement of Additional
Information, which are part of such Registration Statement.

Deloitte & Touche LLP

/s/ Deloitte & Touche LLP

Denver, Colorado
August 2, 2006